UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2008

EMPIRE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 N. Green Valley Parkway, Suite 200, Henderson, NV		89074
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3355

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                Other Events.

On February 13, 2008, the New York State Assembly and the New York State Senate passed legislation, a portion of which pertains to video lottery gaming.  As a result of the legislation, for a period of five years beginning April 1, 2008, subject to certain requirements, Empire Resorts, Inc. (the “Company”) will be entitled to receive a vendor fee of 42% of the gross revenue received from the Company’s video gaming machine operations, which represents an increase over the current vendor fee of 32% for the first $50 million annually, 29% for the next $100 million annually, and 26% thereafter.  Following the five year period, subject to certain requirements, the Company will be entitled to a vendor fee of 40% of the gross revenue received from the Company’s video gaming machine operations for the first $50 million annually, 29% for the next $100 million annually, and 26% thereafter.  In addition, the Company may be eligible for a marketing allowance of 10% of the gross revenue received from the Company’s video gaming machine operations for the first $100 million annually, and 8% thereafter, which represents an increase over the current marketing allowance of 8% for the first $100 million annually, and 5% thereafter.

On February 14, 2008, three of the Company’s subsidiaries, Monticello Raceway Development Company, LLC, Monticello Casino Management, LLC and Monticello Raceway Management, Inc., filed for arbitration with the American Arbitration Association against the St. Regis Mohawk Tribe and the St. Regis Mohawk Gaming Authority.  The filing seeks declarations as to each of the (1) Second Amended and Restated Land Purchase Agreement by and between St. Regis Mohawk Gaming Authority and Monticello Raceway Management, Inc., dated as of December 1, 2005, as amended, (2) Second Amended and Restated Gaming Facility Development and Construction Agreement among the St. Regis Mohawk Tribe, St. Regis Mohawk Gaming Authority and Monticello Raceway Development Company, LLC, dated as of December 1, 2005, as amended, (3) Second Amended and Restated Gaming Facility Management Agreement by and among the St. Regis Mohawk Tribe, St. Regis Mohawk Gaming Authority and Monticello Casino Management, LLC, dated as of December 1, 2005, and (4) Second Amended and Restated Shared Facilities  Agreement by and between St. Regis Mohawk Gaming Authority and Monticello Raceway  Management,  Inc., dated as of December 1, 2005.  Pursuant to their terms, the Company believes that these agreements are of no further force and effect.  In accordance with the terms of the aforementioned agreements, the St. Regis Mohawk Tribe and the St. Regis Mohawk Gaming Authority waived sovereign immunity and agreed to submit to arbitration for purposes of these proceedings.

The Company has offered to engage the St. Regis Mohawk Tribe in a dialogue regarding continuing mutual development efforts for a St. Regis Mohawk casino at the site provided for in the Second Amended and Restated Land Purchase Agreement.  However, members of the St. Regis Mohawk Tribal Council have publicly expressed differences with the Company and the Company has determined that it is important to follow the procedures outlined in the existing agreements in order to clarify the respective positions of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESORTS, INC.

Dated: February 15, 2008	By:	/s/ David P. Hanlon
Name: David P. Hanlon
Title: Chief Executive Officer